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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 14, 2005

                            BUCKEYE TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                          33-60032                  62-1518973
State or other                  (Commission                (IRS Employer
jurisdiction of incorporation)  File Number)             Identification Number)


                  1001 Tillman Street, Memphis, Tennessee 38112
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (901) 320-8100

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8.  OTHER EVENTS

Item 8.01.  Other Events

On February 14, 2005, Buckeye Technologies Inc. issued a press release announcing the extension of consent solicitation and increase in consent fee holders of its outstanding $200 million aggregate principal amount of 8 1/2% Senior Notes due October 1, 2013. A copy of the press release is attached as exhibit 99.1.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit
Number                                                  Description
-------------   ---------------------------------------------------------------

   99.1         Press Release of Buckeye Technologies Inc. dated February 14,
                2005.

                                                                  Exhibit 99.1
News from
[OBJECT OMITTED]
FOR IMMEDIATE RELEASE
                                Contacts: Kris Matula, Executive Vice President
                                          and Chief Financial Officer
                                          901-320-8588
                                          Chad Foreman
                                          Investor Relations Manager
                                          901-320-8828
                                          Website:  www.bkitech.com

BUCKEYE ANNOUNCES EXTENSION OF CONSENT SOLICITATION AND
INCREASE IN CONSENT FEE

MEMPHIS, TN February 14, 2005 - Buckeye Technologies Inc. (NYSE: BKI) today announced that it has extended until 5:00 pm, New York City time, on February 16, 2005, unless otherwise terminated or further extended, its solicitation of consents (the "Consent Solicitation") from holders of its outstanding $200 million aggregate principal amount of 8 1/2% Senior Notes due October 1, 2013 (the "2013 Notes") to amend the indenture for the 2013 Notes. Buckeye further announced that it has increased the consent fee to consenting holders from $5.00 to $10.00 per $1000 principal amount of the 2013 Notes with respect to which consent is given, subject to the conditions described in the consent solicitation statement dated January 27, 2005 (the "Consent Solicitation Statement").

The purpose of the Consent Solicitation is to amend certain provisions of the indenture governing the 2013 Notes to permit Buckeye to redeem $100 million of its 9 1/4% Senior Subordinated Notes due September 15, 2008 (the "2008 Notes"). In conjunction with the redemption of the 2008 Notes, Buckeye intends to amend its current credit facilities with, among other things, an incremental increase in its term borrowings of approximately $85 million. Prior to this extension, the Consent Solicitation was scheduled to terminate at 5:00 pm on February 14, 2005.

All holders of our 2013 Notes who have previously delivered consents do not need to redeliver such consents or take any other action in response to this extension in order to receive the increased consent fee upon the successful conclusion of the Consent Solicitation.

Buckeye has engaged Citigroup Global Markets Inc. to act as solicitation agent in connection with the Consent Solicitation. Questions regarding the Consent Solicitation should be directed to Citigroup Global Markets Inc., Liability Management Group at (800) 558-3745 (US toll-free) or (212) 723-6106 (collect).

This announcement is not a solicitation of consents with respect to any securities. The Consent Solicitation is made solely by the Consent Solicitation Statement. Requests for documentation and additional copies of the Consent Solicitation Statement may be directed to Global Bondholders Services Corporation, the information agent for the Consent Solicitation, at (866) 924-2200 (US toll-free) or (212) 430-3774 (collect).

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,

                           BUCKEYE TECHNOLOGIES INC.


                           /S/ KRISTOPHER J. MATULA
                           --------------------------------------
                           Kristopher J. Matula
                           Executive Vice President and Chief Financial Officer February 14, 2005